Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Centers, Inc. Issues Third Quarter Results

- Trailing 12-month Mall Tenant Sales Per Square Foot $802, Up 2.8 Percent
- Fifth Consecutive Quarter of Positive Sales Growth

BLOOMFIELD HILLS, Mich., Nov. 1, 2017 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the third quarter of 2017.

	September 30, 2017 Three Months Ended (1)	September 30, 2016 Three Months Ended	September 30, 2017 Nine Months Ended (1)	September 30, 2016 Nine Months Ended (2)
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$4,370 (76.7)%	$18,794	$35,090 (55.2)%	$78,254
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.07 (77.4)%	$0.31	$0.58 (55.0)%	$1.29
Funds from Operations (FFO) per diluted common share Growth rate	$0.77 (18.1)%	$0.94	$2.49 (11.7)%	$2.82
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.83 (11.7)%	$0.94	$2.67 3.9%	$2.57
(1) Adjusted FFO for the three and nine month periods ended September 30, 2017 excludes a restructuring charge and costs associated with shareowner activism. In addition, Adjusted FFO for the nine months ended September 30, 2017 excludes a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the company’s primary line of credit in February 2017.
(2) Adjusted FFO for the nine month period ended September 30, 2016 excludes a $21.7 million ($0.25 per share) lump sum termination payment the company received in the second quarter of 2016 for the termination of the company’s leasing services agreement at The Shops at Crystals (Las Vegas, Nev.).

“Earnings were generally in line with our expectations. Higher rent per square foot and lower general and administrative expenses contributed to our results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.

The company’s year-over-year results were impacted by two positive, one-time items that occurred in the third quarter last year, including a post-closing adjustment related to the sale of seven centers in 2014 and a one-time development success fee in Asia. These nonrecurring items contributed $0.08 to FFO and Adjusted FFO per share in the third quarter last year.

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Operating Statistics

Year-to-date total portfolio net operating income (NOI) was up 14.2 percent. For the quarter, total portfolio NOI was up 6.7 percent.

Year-to-date comparable center NOI was up 2.3 percent (up 0.7 percent excluding lease cancellation income). For the quarter, comparable center NOI was down 1.3 percent (down 1.7 percent excluding lease cancellation income). Bad debt expense in the quarter was higher than last year, and impacted the quarterly NOI by 1.4 percent.

The company's 12-month trailing comparable center mall tenant sales per square foot was $802, up 2.8 percent. Comparable center mall tenant sales per square foot increased 1.6 percent in the quarter. Year-to-date, mall tenant sales per square foot were up 2 percent.

The company continues to backfill space created by the elevated level of tenant bankruptcies and store closures that occurred across the industry in late 2016 and in 2017. Leased space in comparable centers was 96.3 percent on September 30, 2017, 2.7 percent greater than in-place occupancy. Leased space in all centers was 95.9 percent, 2.4 percent greater than in-place occupancy and up 1 percent from June 30, 2017.

Ending occupancy in comparable centers was 93.6 percent on September 30, 2017, down 1.4 percent from the prior year. The company expects ending occupancy in comparable centers to reach 96 percent by year-end. Ending occupancy in all centers was 93.5 percent on September 30, 2017, flat to last year, and up 0.8 percent from June 30, 2017.

Average rent per square foot was $60.61 in the quarter, up 0.6 percent from $60.23 in the comparable period last year. Year-to-date, average rent per square foot was up 1 percent.

Trailing 12-month releasing spreads per square foot for the period ended September 30, 2017 were 6.7 percent. As in the second quarter, a small number of leases with average lease terms of less than two-and-a-half years had a significant impact. Without these leases, spreads were over 15 percent.

“As a whole, these operating statistics are solid in an otherwise highly volatile retail environment,” said Mr. Taubman. “We are well positioned with best-in-class assets that continue to enjoy very good demand for space.”

Hurricane Irma

On September 6 and September 9, Hurricane Irma made landfall in Puerto Rico and Florida, respectively. The company’s property in San Juan and five centers in Florida were minimally impacted. Damage was primarily limited to fallen trees, uprooted landscaping and signage. The company’s six centers were closed between four and 11 days following the hurricane, primarily due to power outages. No significant financial impact occurred as a result of Hurricane Irma.

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Hurricane Maria

On September 20, Hurricane Maria made landfall in Puerto Rico. Due to the impact of the hurricane and resulting power outage, The Mall of San Juan was closed for approximately one month. The center has reopened with reduced hours and 55 of approximately 90 tenants are now operating. Restoration efforts for the tenant spaces that were impacted are ongoing, and the company expects more retailers to reopen by the Holiday season. Both Nordstrom and Saks Fifth Avenue sustained significant damage, and the timing of their reopenings is still uncertain. The company maintains substantial insurance to cover hurricane and flood damage, as well as business interruption, with a single deductible of $2 million.

As a result of Hurricane Maria and the substantial impact on the center’s performance for the foreseeable future, The Mall of San Juan has been excluded from the company’s comparable center guidance measures and operating statistics.

2017 Guidance

The company is updating its 2017 EPS and FFO guidance. 2017 EPS is now expected to be in the range of $0.80 to $1.00 per diluted common share, revised from the previous range of $1.03 to $1.23. 2017 FFO is now expected to be in the range of $3.49 to $3.59 per diluted common share, revised from the previous range of $3.53 to $3.63.

The company is reaffirming its previous 2017 Adjusted FFO guidance. Adjusted FFO, which excludes $0.18 per diluted common share of year-to-date adjustments, is expected to be in the range of $3.67 to $3.77 per diluted common share. The company’s 2017 Adjusted FFO is more likely to be in the lower end of the range, as the operations of The Mall of San Juan will be impacted by Hurricane Maria. The company previously assumed the NOI contribution from The Mall of San Juan would be about $3.5 million in the fourth quarter. Due to the substantial impact of the hurricane, the center’s fourth quarter performance will be lower. The Company anticipates that the adverse impact to the operations of the mall will be substantially mitigated by business interruption insurance. However, business interruption insurance proceeds are not likely to be received in the current year.

The company is also reaffirming its previous comparable center NOI guidance. Including lease cancellation income, comparable center NOI is expected to be in the range of 1 to 3 percent for the year. Excluding lease cancellation income, comparable center NOI growth is expected to be in the range of flat to 2 percent.

The company’s guidance does not reflect any future costs that may be incurred related to shareowner activism or certain ongoing restructuring activities.

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Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Common Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income (Expense), Net

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Redevelopments and Disposition

•	Capital Spending

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 10:00 a.m. EDT on Thursday, November 2 to discuss these results, business conditions and the company’s outlook for the remainder of 2017. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.
About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

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This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage;
security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended September 30, 2017 and 2016
(in thousands of dollars, except as indicated)
	Three Months Ended		Year to Date
	2017	2016	2017	2016
Net income	14,251	35,184	74,673	137,257
Noncontrolling share of income of consolidated joint ventures	(1,230)	(1,662)	(4,279)	(5,813)
Noncontrolling share of income of TRG	(2,298)	(8,449)	(16,302)	(34,435)
Distributions to participating securities of TRG	(576)	(537)	(1,723)	(1,573)
Preferred stock dividends	(5,784)	(5,784)	(17,353)	(17,353)
Net income attributable to Taubman Centers, Inc. common shareowners	4,363	18,752	35,016	78,083
Net income per common share - basic	0.07	0.31	0.58	1.29
Net income per common share - diluted	0.07	0.31	0.58	1.29
Beneficial interest in EBITDA - Combined (1)	115,054	121,201	362,225	357,572
Adjusted beneficial interest in EBITDA - Combined (1)	120,305	121,201	375,474	335,870
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	66,397	81,431	215,505	244,271
Funds from Operations attributable to TCO's common shareowners (1)	47,443	57,556	152,946	172,617
Funds from Operations per common share - basic (1)	0.78	0.95	2.52	2.86
Funds from Operations per common share - diluted (1)	0.77	0.94	2.49	2.82
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	71,648	81,431	231,981	222,569
Adjusted Funds from Operations attributable to TCO's common shareowners (1)	50,775	57,556	164,330	157,282
Adjusted Funds from Operations per common share - basic (1)	0.84	0.95	2.71	2.61
Adjusted Funds from Operations per common share - diluted (1)	0.83	0.94	2.67	2.57
Weighted average number of common shares outstanding - basic	60,710,184	60,396,902	60,654,026	60,341,863
Weighted average number of common shares outstanding - diluted	60,999,151	60,831,063	61,018,855	60,774,789
Common shares outstanding at end of period	60,712,037	60,405,097
Weighted average units - Operating Partnership - basic	85,667,417	85,450,379	85,622,460	85,400,667
Weighted average units - Operating Partnership - diluted	86,827,646	86,755,801	86,858,551	86,704,855
Units outstanding at end of period - Operating Partnership	85,667,471	85,451,376
Ownership percentage of the Operating Partnership at end of period	70.9%	70.7%
Number of owned shopping centers at end of period	24	23

Operating Statistics:
Net Operating Income - total portfolio growth % (1)	6.7%	10.6%	14.2%	8.8%
Net Operating Income excluding lease cancellation income - growth % (1)(2)	-1.7%	4.5%	0.7%	5.5%
Net Operating Income including lease cancellation income - growth % (1)(2)	-1.3%	3.6%	2.3%	4.6%
Average rent per square foot - Consolidated Businesses (3)	63.78	62.83	65.02	64.07
Average rent per square foot - Unconsolidated Joint Ventures (3)	57.26	57.46	58.35	58.02
Average rent per square foot - Combined (3)	60.61	60.23	61.78	61.16
Average rent per square foot growth (3)	0.6%		1.0%
Ending occupancy - all centers	93.5%	93.6%	93.5%	93.6%
Ending occupancy - comparable (3)	93.6%	95.0%	93.6%	95.0%
Leased space - all centers	95.9%	95.9%	95.9%	95.9%
Leased space - comparable (3)	96.3%	96.7%	96.3%	96.7%
Mall tenant sales - all centers (4)	1,475,440	1,319,794	4,349,233	3,815,182
Mall tenant sales - comparable (3)(4)	1,110,111	1,132,953	3,368,564	3,352,811

	12-Months Trailing
	2017	2016
Operating Statistics:
Mall tenant sales - all centers (4)	6,307,665	5,415,921
Mall tenant sales - comparable (3)(4)	4,936,785	4,843,447
Sales per square foot (3)(4)	802	780
All centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	15.0%	14.6%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.2%	14.1%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.6%	14.4%
Comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.2%	14.1%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.0%	14.3%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.1%	14.2%

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(1)
EBITDA represents earnings before interest, income taxes, and depreciation and amortization of the Operating Partnership's consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from “comparable center” statistics as a result of Hurricane Maria and the expectation that the center’s performance will be impacted for the foreseeable future.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three and nine month periods ended September 30, 2017, FFO and EBITDA were adjusted to exclude a restructuring charge and costs incurred associated with shareowner activism. For the nine months ended September 30, 2017, FFO was also adjusted for a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the Company's primary unsecured revolving line of credit in February 2017. For the nine months ended September 30, 2017, EBITDA was also adjusted to exclude a gain recognized in connection with the sale of the Valencia Place office tower at Country Club Plaza. For the nine months ended September 30, 2016, FFO and EBITDA were adjusted to exclude the lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at The Shops at Crystals (Crystals) due to a change in ownership of the center.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

(2)	Statistics exclude non-comparable centers as defined in the respective periods and have not been subsequently restated for changes in the pools of comparable centers.
(3)	Statistics exclude non-comparable centers for all periods presented. The trailing 12-month September 30, 2016 statistics have been restated to include comparable centers to 2017.

(4)	Based on reports of sales furnished by mall tenants. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended September 30, 2017 and 2016
(in thousands of dollars)
	2017		2016
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Minimum rents	84,487	83,337	81,402	67,297
Percentage rents	3,600	6,358	6,264	2,807
Expense recoveries	51,960	48,481	52,151	39,547
Management, leasing, and development services	1,147		1,399
Other	12,028	8,230	6,805	4,283
Total revenues	153,222	146,406	148,021	113,934

EXPENSES:
Maintenance, taxes, utilities, and promotion	42,351	45,354	39,053	31,974
Other operating	23,939	11,968	18,592	6,098
Management, leasing, and development services	524		1,268
General and administrative	9,482		11,578
Restructuring charge	1,751
Costs associated with shareowner activism	3,500
Interest expense	27,782	32,108	22,129	26,583
Depreciation and amortization	45,805	32,609	40,637	27,219
Total expenses	155,134	122,039	133,257	91,874

Nonoperating income (expense)	2,494	340	4,569	(594)
	582	24,707	19,333	21,466
Income tax benefit (expense)	(54)	(336)	460	(315)
		24,371		21,151
Equity in income of Unconsolidated Joint Ventures	13,723		15,391

Net income	14,251		35,184
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,230)		(1,662)
Noncontrolling share of income of TRG	(2,298)		(8,449)
Distributions to participating securities of TRG	(576)		(537)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	4,363		18,752

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	74,169	89,424	82,099	75,268
EBITDA - outside partners' share	(6,178)	(42,361)	(5,873)	(30,293)
Beneficial interest in EBITDA	67,991	47,063	76,226	44,975
Beneficial interest expense	(24,816)	(16,574)	(19,261)	(14,274)
Beneficial income tax benefit (expense) - TRG and TCO	(41)	(120)	471	(315)
Beneficial income tax benefit - TCO	(389)
Non-real estate depreciation	(933)		(607)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	36,028	30,369	51,045	30,386

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	(2)	526	438	849
Country Club Plaza purchase accounting adjustments - minimum rents increase (decrease) at TRG%		(59)		163
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	48		51

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

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TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Nine Months Ended September 30, 2017 and 2016
(in thousands of dollars)
	2017		2016
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	255,577	251,819	246,073	191,312
Percentage rents	7,354	16,635	9,960	6,027
Expense recoveries	154,385	137,921	147,291	112,259
Management, leasing, and development services (2)	3,439		26,323
Other	36,226	22,844	16,719	9,747
Total revenues	456,981	429,219	446,366	319,345

EXPENSES:
Maintenance, taxes, utilities, and promotion	121,581	115,958	109,908	86,759
Other operating	65,356	34,867	57,782	14,926
Management, leasing, and development services	1,698		3,034
General and administrative	29,649		34,651
Restructuring charge	4,063
Costs associated with shareowner activism	12,000
Interest expense	80,074	97,198	61,845	72,881
Depreciation and amortization	122,958	97,263	100,099	63,837
Total expenses	437,379	345,286	367,319	238,403

Nonoperating income, net	8,347	2,551	8,715	512
	27,949	86,484	87,762	81,454
Income tax expense	(375)	(4,499)	(284)	(315)
		81,985
Gain on disposition, net of tax (3)		3,713
		85,698		81,139
Equity in income of Unconsolidated Joint Ventures	47,099		49,779

Net income	74,673		137,257
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(4,279)		(5,813)
Noncontrolling share of income of TRG	(16,302)		(34,435)
Distributions to participating securities of TRG	(1,723)		(1,573)
Preferred stock dividends	(17,353)		(17,353)
Net income attributable to Taubman Centers, Inc. common shareowners	35,016		78,083

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	230,981	285,389	249,706	218,172
EBITDA - outside partners' share	(18,880)	(135,265)	(17,236)	(93,070)
Beneficial interest in EBITDA	212,101	150,124	232,470	125,102
Beneficial share of gain on disposition (3)		(2,814)
Beneficial interest expense	(71,136)	(50,204)	(54,459)	(39,009)
Beneficial income tax expense - TRG and TCO	(288)	(2,271)	(265)	(315)
Beneficial income tax benefit - TCO	(287)		(19)
Non-real estate depreciation	(2,367)		(1,881)
Preferred dividends and distributions	(17,353)		(17,353)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	120,670	94,835	158,493	85,778

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	433	1,227	891	2,013
Country Club Plaza purchase accounting adjustments - minimum rents increase (decrease) at TRG %		(5)		163
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	130		167

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)
The 2016 amount includes the $21.7 million lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at Crystals due to a change in ownership in the center.

(3)
During the nine months ended September 30, 2017, the joint venture that owns the Valencia Place office tower at Country Club Plaza recognized a $4.4 million gain ($2.8 million at TRG's share) and $0.7 million of income tax expense ($0.7 million at TRG's share) in connection with the sale of the office tower.

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended September 30, 2017 and 2016
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2017			2016
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	4,363	60,710,184	0.07	18,752	60,396,902	0.31

Add impact of share-based compensation	7	288,967		42	434,161

Net income attributable to TCO common shareowners - diluted	4,370	60,999,151	0.07	18,794	60,831,063	0.31

Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Less TCO's additional income tax benefit	(389)		(0.01)

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax benefit	5,598	60,999,151	0.09	20,411	60,831,063	0.34

Add noncontrolling share of income of TRG	2,298	24,957,233		8,449	25,053,476
Add distributions to participating securities of TRG	576	871,262		537	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	8,472	86,827,646	0.09	29,397	86,755,801	0.34

Add (less) depreciation and amortization:
Consolidated businesses at 100%	45,805		0.53	40,637		0.47
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,969)		(0.02)	(1,332)		(0.02)
Share of Unconsolidated Joint Ventures	16,646		0.19	14,995		0.17
Non-real estate depreciation	(933)		(0.01)	(607)		(0.01)

Less impact of share-based compensation	(7)		(0.00)	(42)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	66,397	86,827,646	0.76	81,431	86,755,801	0.94

TCO's average ownership percentage of TRG - basic (1)	70.9%			70.7%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (1)	47,054		0.76	57,556		0.94

Add TCO's additional income tax benefit	389		0.00

Funds from Operations attributable to TCO's common shareowners (1)	47,443		0.77	57,556		0.94

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	66,397	86,827,646	0.76	81,431	86,755,801	0.94

Restructuring charge	1,751		0.02
Costs associated with shareowner activism	3,500		0.04

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	71,648	86,827,646	0.83	81,431	86,755,801	0.94

TCO's average ownership percentage of TRG - basic (2)	70.9%			70.7%

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	50,775		0.83	57,556		0.94

(1)
For the three months ended September 30, 2017, Funds from Operations attributable to TCO's common shareowners was $46,815 using TCO's diluted average ownership percentage of TRG of 69.9%. For the three months ended September 30, 2016, Funds from Operations attributable to TCO's common shareowners was $56,690 using TCO's diluted average ownership percentage of TRG of 69.6%.

(2)
For the three months ended September 30, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $50,097 using TCO's diluted average ownership percentage of TRG of 69.9%. For the three months ended September 30, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $56,690 using TCO's diluted average ownership percentage of TRG of 69.6%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Nine Months Ended September 30, 2017 and 2016
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2017			2016
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	35,016	60,654,026	0.58	78,083	60,341,863	1.29

Add impact of share-based compensation	74	364,829		171	432,926

Net income attributable to TCO common shareowners - diluted	35,090	61,018,855	0.58	78,254	60,774,789	1.29

Add depreciation of TCO's additional basis	4,851		0.08	4,851		0.08
Less TCO's additional income tax benefit	(287)		(0.00)	(19)		(0.00)

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax benefit	39,654	61,018,855	0.65	83,086	60,774,789	1.37

Add noncontrolling share of income of TRG	16,302	24,968,434		34,435	25,058,804
Add distributions to participating securities of TRG	1,723	871,262		1,573	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	57,679	86,858,551	0.66	119,094	86,704,855	1.37

Add (less) depreciation and amortization:
Consolidated businesses at 100%	122,958		1.42	100,099		1.15
Depreciation of TCO's additional basis	(4,851)		(0.06)	(4,851)		(0.06)
Noncontrolling partners in consolidated joint ventures	(5,576)		(0.06)	(4,018)		(0.05)
Share of Unconsolidated Joint Ventures	49,819		0.57	35,999		0.42
Non-real estate depreciation	(2,367)		(0.03)	(1,881)		(0.02)

Less beneficial gain on disposition, net of tax	(2,083)		(0.00)
Less impact of share-based compensation	(74)		(0.00)	(171)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	215,505	86,858,551	2.48	244,271	86,704,855	2.82

TCO's average ownership percentage of TRG - basic (1)	70.8%			70.7%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (1)	152,659		2.48	172,598		2.82

Add TCO's additional income tax benefit	287		0.00	19		0.00

Funds from Operations attributable to TCO's common shareowners (1)	152,946		2.49	172,617		2.82

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	215,505	86,858,551	2.48	244,271	86,704,855	2.82

Restructuring charge	4,063		0.05
Costs associated with shareowner activism	12,000		0.14
Partial write-off of deferred financing costs	413		0.00
Crystals lump sum payment for termination of leasing agreement				(21,702)		(0.25)

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	231,981	86,858,551	2.67	222,569	86,704,855	2.57

TCO's average ownership percentage of TRG - basic (2)	70.8%			70.7%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (2)	164,330		2.67	157,263		2.57

Add TCO's additional income tax benefit				19		0.00

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	164,330		2.67	157,282		2.57

(1)
For the nine months ended September 30, 2017, Funds from Operations attributable to TCO's common shareowners was $150,769 using TCO's diluted average ownership percentage of TRG of 69.8%. For the nine months ended September 30, 2016, Funds from Operations attributable to TCO's common shareowners was $170,032 using TCO's diluted average ownership percentage of TRG of 69.6%.

(2)
For the nine months ended September 30, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $161,987 using TCO's diluted average ownership percentage of TRG of 69.8%. For the nine months ended September 30, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $154,193 using TCO's diluted average ownership percentage of TRG of 69.6%.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended September 30, 2017 and 2016
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2017	2016	2017	2016
Net income	14,251	35,184	74,673	137,257

Add (less) depreciation and amortization:
Consolidated businesses at 100%	45,805	40,637	122,958	100,099
Noncontrolling partners in consolidated joint ventures	(1,969)	(1,332)	(5,576)	(4,018)
Share of Unconsolidated Joint Ventures	16,646	14,995	49,819	35,999

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	27,782	22,129	80,074	61,845
Noncontrolling partners in consolidated joint ventures	(2,966)	(2,868)	(8,938)	(7,386)
Share of Unconsolidated Joint Ventures	16,574	14,274	50,204	39,009
Share of Income tax expense (benefit):
Consolidated businesses at 100%	54	(471)	375	265
Noncontrolling partners in consolidated joint ventures	(13)		(87)
Share of Unconsolidated Joint Ventures	120	315	2,271	315
Share of income tax expense on disposition			731

Less noncontrolling share of income of consolidated joint ventures	(1,230)	(1,662)	(4,279)	(5,813)

Beneficial interest in EBITDA	115,054	121,201	362,225	357,572

TCO's average ownership percentage of TRG - basic	70.9%	70.7%	70.8%	70.7%

Beneficial interest in EBITDA attributable to TCO	81,536	85,665	256,594	252,651

Beneficial interest in EBITDA	115,054	121,201	362,225	357,572

Add (less):
Restructuring charge	1,751		4,063
Costs associated with shareowner activism	3,500		12,000
Beneficial share of gain on disposition			(2,814)
Crystals lump sum payment for termination of leasing agreement				(21,702)

Adjusted Beneficial interest in EBITDA	120,305	121,201	375,474	335,870

TCO's average ownership percentage of TRG - basic	70.9%	70.7%	70.8%	70.7%

Adjusted Beneficial interest in EBITDA attributable to TCO	85,257	85,665	265,980	237,318

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended September 30, 2017, 2016, and 2015
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year to Date				Year to Date
	2017		2016		2016		2015		2017		2016		2016		2015
Net income	14,251		35,184		35,184		52,629		74,673		137,257		137,257		145,962

Add (less) depreciation and amortization:
Consolidated businesses at 100%	45,805		40,637		40,637		27,156		122,958		100,099		100,099		77,575
Noncontrolling partners in consolidated joint ventures	(1,969)		(1,332)		(1,332)		(965)		(5,576)		(4,018)		(4,018)		(2,596)
Share of Unconsolidated Joint Ventures	16,646		14,995		14,995		8,658		49,819		35,999		35,999		25,228

Add (less) interest expense (benefit) and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	27,782		22,129		22,129		16,145		80,074		61,845		61,845		44,451
Noncontrolling partners in consolidated joint ventures	(2,966)		(2,868)		(2,868)		(1,706)		(8,938)		(7,386)		(7,386)		(5,094)
Share of Unconsolidated Joint Ventures	16,574		14,274		14,274		11,431		50,204		39,009		39,009		34,199
Share of income tax expense (benefit):
Consolidated businesses at 100%	54		(471)		(471)		584		375		265		265		2,110
Noncontrolling partners in consolidated joint ventures	(13)								(87)
Share of Unconsolidated Joint Ventures	120		315		315				2,271		315		315
Share of income tax expense on disposition									731
Income tax benefit on dispositions of International Plaza, Arizona Mills, and Oyster Bay							(437)								(437)

Less noncontrolling share of income of consolidated joint ventures	(1,230)		(1,662)		(1,662)		(2,780)		(4,279)		(5,813)		(5,813)		(8,043)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,178		5,873		5,873		5,451		18,880		17,236		17,236		15,733
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	42,361		30,293		30,293		28,027		135,265		93,070		93,070		83,055

EBITDA at 100%	163,593		157,367		157,367		144,193		516,370		467,878		467,878		412,143

Add (less) items excluded from shopping center NOI:
General and administrative expenses	9,482		11,578		11,578		8,615		29,649		34,651		34,651		32,595
Management, leasing, and development services, net	(623)		(131)		(131)		(1,809)		(1,741)		(23,289)	(1)	(23,289)	(1)	(5,566)
Restructuring charge	1,751								4,063
Costs associated with shareowner activism	3,500								12,000
Straight-line of rents	(1,669)		(2,574)		(2,574)		(1,696)		(4,837)		(5,712)		(5,712)		(3,794)
Gain on disposition									(4,445)
Gains on sales of peripheral land	(945)		(1,425)		(1,425)				(2,613)		(1,828)		(1,828)
Dividend income	(1,062)		(974)		(974)		(915)		(3,128)		(2,862)		(2,862)		(2,626)
Interest income	(772)		(1,907)		(1,907)		(377)		(5,049)		(4,179)		(4,179)		(1,596)
Other nonoperating expense (income)	(55)		331		331		283		(108)		(358)		(358)		506
Unallocated operating expenses and other	10,437		9,826		9,826		7,269		26,813		32,002		32,002		24,332

NOI at 100% - total portfolio	183,637		172,091		172,091		155,563		566,974		496,303		496,303		455,994

Less NOI of non-comparable centers	(35,500)	(2)	(21,993)	(3)	(21,993)	(3)	(10,669)	(4)	(112,562)	(2)	(52,245)	(3)	(52,245)	(3)	(31,624)	(4)

NOI at 100% - comparable centers	148,137		150,098		150,098		144,894		454,412		444,058		444,058		424,370

NOI - growth %	(1.3)%				3.6%				2.3%				4.6%

NOI at 100% - comparable centers	148,137		150,098		150,098		144,894		454,412		444,058		444,058		424,370

Lease cancellation income	(1,204)		(649)		(649)		(1,943)		(9,970)		(2,875)		(2,875)		(6,198)

NOI at 100% - comparable centers excluding lease cancellation income	146,933		149,449		149,449		142,951		444,442		441,183		441,183		418,172

NOI at 100% excluding lease cancellation income - growth %	-1.7%				4.5%				0.7%				5.5%

(1)
Amount includes the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement at Crystals due to a change in ownership of the center.

(2)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, The Mall of San Juan, and Starfield Hanam.
(3)
Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, International Market Place, The Mall of San Juan, Starfield Hanam, and certain post-closing adjustments relating to the portfolio of centers sold to Starwood.

(4)	Includes Beverly Center and The Mall of San Juan.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of September 30, 2017 and December 31, 2016
(in thousands of dollars)
	As of
	September 30, 2017	December 31, 2016
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	4,384,058	4,173,954
Accumulated depreciation and amortization	(1,245,581)	(1,147,390)
	3,138,477	3,026,564
Investment in Unconsolidated Joint Ventures	563,012	604,808
Cash and cash equivalents	37,796	40,603
Restricted cash	3,660	932
Accounts and notes receivable, net	68,727	60,174
Accounts receivable from related parties	2,591	2,103
Deferred charges and other assets	293,695	275,728
	4,107,958	4,010,912
Liabilities:
Notes payable, net	3,438,307	3,255,512
Accounts payable and accrued liabilities	315,136	336,536
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	503,291	480,863
	4,256,734	4,072,911

Redeemable noncontrolling interest	9,150	8,704

Equity (Deficit):
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	607	604
Additional paid-in capital	666,836	657,281
Accumulated other comprehensive income (loss)	(24,051)	(35,916)
Dividends in excess of net income	(628,965)	(549,914)
	14,452	72,080
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(159,561)	(155,919)
Noncontrolling interests in partnership equity of TRG	(12,817)	13,136
	(172,378)	(142,783)
	(157,926)	(70,703)
	4,107,958	4,010,912

Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	3,693,394	3,371,216
Accumulated depreciation and amortization	(733,742)	(661,611)
	2,959,652	2,709,605
Cash and cash equivalents	120,860	83,882
Accounts and notes receivable, net	115,665	87,612
Deferred charges and other assets	120,857	67,167
	3,317,034	2,948,266
Liabilities:
Notes payable, net (2)	2,829,847	2,706,628
Accounts payable and other liabilities	533,800	359,814
	3,363,647	3,066,442
Accumulated deficiency in assets:
Accumulated deficiency in assets - TRG	(85,912)	(145,679)
Accumulated deficiency in assets - Joint Venture Partners	71,652	81,217
Accumulated other comprehensive loss - TRG	(12,490)	(20,547)
Accumulated other comprehensive loss - Joint Venture Partners	(19,863)	(33,167)
	(46,613)	(118,176)
	3,317,034	2,948,266

(1)	As of December 31, 2016, Unconsolidated Joint Venture amounts exclude the balances of CityOn.Zhengzhou, which opened in March 2017.
(2)	The December 31, 2016 balance excludes the construction financing outstanding for CityOn.Zhengzhou of $70.5 million ($34.5 million at TRG's share).

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2017

Adjusted Funds from Operations per common share	3.67	3.77

Restructuring charge (1)	(0.05)	(0.05)

Costs associated with shareowner activism (1)	(0.14)	(0.14)

Partial write-off of deferred financing costs	(0.00)	(0.00)

Funds from Operations per common share	3.49	3.59

Gain on disposition, net of tax	0.02	0.02

Real estate depreciation - TRG	(2.57)	(2.46)

Distributions to participating securities of TRG	(0.03)	(0.03)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	0.80	1.00

(1)	Amount represents actual expense recognized through the third quarter of 2017. Amount does not include future assumptions of costs to be incurred.